UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Amendment No. 1)

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[   ]    Preliminary Proxy Statement
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[   ]    Definitive Proxy Statement
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[   ]    Soliciting Material Pursuant to §240.14a-12

Oshkosh Truck Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Oshkosh Truck Corporation

January 24, 2005

Dear Fellow Oshkosh Truck Shareholder:

        Last month, you received materials inviting you to attend our Annual Meeting of Shareholders on Tuesday, February 1, 2005. Among those materials was a booklet that included the Notice of Annual Meeting and Proxy Statement and related proxy card(s). The materials described the items of business at the Annual Meeting. One of those items is “Proposal 2” concerning approval of an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of common stock and Class A common stock.

        I am enclosing a supplement to the Proxy Statement related to this proposal. As described more fully in the supplement, the Board of Directors has approved a revision to the proposal and is asking shareholders to consider the revised proposal.

        If you have already submitted your proxy card(s) and do not wish to change your vote in light of the supplement to the Proxy Statement, then no action is required. If you have already returned your proxy card(s) to the Company but wish to change your voting instructions regarding Proposal 2 in light of the supplement to the Proxy Statement, then you may submit a new proxy card(s) before the Annual Meeting pursuant to the instructions set forth in the supplement and the Proxy Statement.

        It is important that your stock be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote on the matters to be considered by completing the proxy card(s) that accompanied our original mailing using the envelope we provided.

Sincerely,

Bryan J. Blankfield
Executive Vice President, General Counsel
    and Secretary

Oshkosh Truck Corporation
2307 Oregon Street
Oshkosh, WI 54903-2566

SUPPLEMENT TO PROXY STATEMENT DATED DECEMBER 17, 2004

        Oshkosh Truck Corporation (referred to in this Supplement to Proxy Statement as “we” or the “Company”) is mailing this Supplement to Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2005 Annual Meeting of Shareholders of the Company to be held at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin, on Tuesday, February 1, 2005 at 10:00 a.m. (Central Standard Time). This Supplement supplements the Proxy Statement relating to the Annual Meeting that we mailed to shareholders beginning December 17, 2004. We are mailing this Supplement to shareholders beginning on or about January 24, 2005.

Revised Proposal 2

Approval of an Amendment to the Company’s Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock and Class A Common Stock.

        Proposal 2 in the Proxy Statement concerns an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock and Class A Common Stock. The description of the proposal stated that the amendment would increase the number of shares of Common Stock authorized for issuance from 60,000,000 to 180,000,000 and increase the number of shares of Class A Common Stock authorized for issuance from 1,000,000 to 3,000,000. The Company’s Board of Directors has approved for submission to shareholders a revision to the original proposal that changes the number of shares that the Company is seeking authority to issue. As revised, the Board is requesting that shareholders approve an amendment to the Restated Articles of Incorporation that will increase the number of shares of Common Stock authorized for issuance from 60,000,000 to 150,000,000 and increase the number of shares of Class A Common Stock authorized for issuance from 1,000,000 to 2,600,000.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION AS REVISED.

        The proxy card(s) we sent to you with the Proxy Statement can and should still be used for purposes of voting on the revised Proposal 2. The named proxies will vote on the revised proposal in accordance with the voting instructions you reflect or have reflected on your proxy card(s) under the heading “Proposal to Increase Authorized Shares.” The voting procedures set forth in the Proxy Statement have not changed.

•	If you have already returned your proxy card(s) to the Company and do not wish to change your vote on Proposal 2, then no action is required.

•	If you have already returned your proxy card(s) to the Company but wish to change your voting instructions regarding Proposal 2, then you can deliver new proxy card(s) with revised instructions prior to the Annual Meeting. A valid proxy that carries a later date will revoke and supersede a prior proxy. You can also otherwise revoke a proxy at any time before it is voted at the Annual Meeting as described in the Proxy Statement.

[Continued on Reverse]

•	If you need an additional proxy card or cards, please contact Computershare Investor Services, LLC, the Company’s registrar and transfer agent, either by phone toll-free at (866) 222-4059 or in writing at the following address: P.O. Box 83504, Chicago, IL, 60690-3504.

        The proposed amendment as revised would amend and restate Paragraphs A and AA of Article Third of the Company’s Restated Articles of Incorporation to read as follows (proposed additions are indicated by underlining, and proposed deletions are indicated by overstriking):

A.	STOCK

The total number of shares of stock which the corporation shall have the authority to issue is ~~sixty-three million  (63,000,000)~~ one hundred fifty-four million six hundred thousand (154,600,000) shares itemized by classes as follows:

~~1.~~	~~Sixty-one million (61,000,000)~~One hundred fifty-two million six hundred thousand (152,600,000) shares of common stock, one cent ($.01) par value, divided into the following classes: (a) ~~one million (1,000,000)~~two million six hundred thousand (2,600,000) shares of Class A Common Stock (the “Class A Common Stock”); and (b) ~~sixty million (60,000,000)~~one hundred fifty million (150,000,000) shares of Common Stock (the “Common Stock”).

2.	Two million (2,000,000) shares of preferred stock, one cent ($.01) par value (the “Preferred Stock”).

AA.	STOCK

The total number of shares of stock which the corporation shall have the authority to issue is ~~sixty-three million  (63,000,000)~~ one hundred fifty-four million six hundred thousand (154,600,000) shares itemized by classes as follows:

~~1.~~	~~Sixty-one million (61,000,000)~~One hundred fifty-two million six hundred thousand (152,600,000) shares of common stock, one cent ($.01) par value, divided into the following classes: (a) ~~one million (1,000,000)~~two million six hundred thousand (2,600,000) shares of Class A Common Stock (the “Class A Common Stock”); and (b) ~~sixty million (60,000,000)~~one hundred fifty million (150,000,000) shares of Common Stock (the “Common Stock”) (the Class A Common Stock and the Common Stock are hereinafter collectively referred to as the “Common Shares”).

2.	Two million (2,000,000) shares of preferred stock, one cent ($.01) par value (the “Preferred Stock”).

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